COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS PREMIER NEW YORK MUNICIPAL BOND FUND CLASS A
SHARES AND THE LEHMAN BROTHERS MUNICIPAL BOND INDEX


EXHIBIT A:

                                            DREYFUS PREMIER
                                              NEW YORK
   PERIOD     LEHMAN BROTHERS                 MUNICIPAL
                 MUNICIPAL                    BOND FUND
                BOND INDEX *                (CLASS A SHARES)


  11/30/89        10,000                       9,547
  11/30/90        10,770                       10,113
  11/30/91        11,875                       11,390
  11/30/92        13,066                       12,619
  11/30/93        14,514                       14,279
  11/30/94        13,752                       13,171
  11/30/95        16,351                       15,929
  11/30/96        17,312                       16,751
  11/30/97        18,553                       17,977
  11/30/98        19,993                       19,368
  11/30/99        19,778                       18,552

*Source: Bloomberg L.P.